                                                                   EXHIBIT 99.2

        INCENTIVE STOCK OPTION - ONE THIRD VESTING UPON CHANGE IN CONTROL


                        INCENTIVE STOCK OPTION AGREEMENT

                              NASHOBA NETWORKS INC.


         AGREEMENT made as of ____________, 199_, between Nashoba Networks Inc., a Delaware corporation having a principal place of business at 9 Goldsmith Street, Littleton, Massachusetts 01460 (the "Company"), and __________________, an employee of the Company, residing at ________________, _______, ________ (the "Employee").

         WHEREAS, the Company desires to grant to the Employee an Option to purchase shares of its common stock, $.01 par value (the "Shares"), under and for the purposes of the 1995 Employee, Director and Consultant Stock Option Plan of the Company (the "Plan"); and

         WHEREAS, the Company and the Employee understand and agree that any terms used and not defined herein have the same meanings as in the Plan; and

         WHEREAS, the Company and the Employee each intend that the Option granted herein qualify as an ISO.

         NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the parties hereto agree as follows:

         1. GRANT OF OPTION. The Company hereby grants to the Employee the right and option to purchase all or any part of an aggregate of two thousand two hundred and fifty (2,250) Shares, on the terms and conditions and subject to all the limitations set forth herein and in the Plan, which is incorporated herein by reference. The Employee acknowledges receipt of a copy of the Plan.

         2. PURCHASE PRICE. The purchase price of the Shares covered by the Option shall be Three Dollars ($3.00) per Share, subject to adjustment, as provided in the Plan, in the event of a stock split, reverse stock split or other events affecting the holders of Shares. Payment shall be made in accordance with Paragraph 7 of the Plan.

         3. EXERCISE OF OPTION. Subject to the terms and conditions set forth in this Agreement and the Plan, the Option granted hereby shall become exercisable as follows:

       On or after ________ _____,  199__     up to ___________________ (___)
                                              Shares)

       On or after ________ ______, 199__     Up to an additional ____________
                                              ________ (___) Shares

       On or after ________ ______, 199__     up to an additional ____________
                                              _________ (___) Shares

       On or after ________ ______, 200__     up to an additional ____________
                                              _________ (___) Shares

       On or after ________ ______, 200__     Up to an additional ____________
                                              _________ (___) Shares


         The foregoing rights are cumulative and are subject to the other terms and conditions of this Agreement and the Plan.

         Notwithstanding any contrary provision in the Plan or this Agreement, upon the occurrence of a Change of Control (as hereinafter defined), then one third (1/3) of any previously unvested portion of the Option shall become fully exercisable immediately prior to the effectiveness of such Change of Control and the remaining two thirds (2/3) of any previously unvested portion shall continue to vest on the Schedule set forth in this Agreement. As used herein, a "Change of Control" means that any of the following events has occurred:

                  (i) Any person (as defined in Section 13(d)(3) of the Securities Exchange Act of 1934) becomes the beneficial owner (as defined in Rule 13d-3 promulgated under the Securities and Exchange Commission) directly or indirectly or more than fifty (50%) of the outstanding common stock of the Company, or otherwise becomes entitled to vote more than fifty percent (50%) of the voting power entitled to be cast at elections for directors ("Voting Power") of the Company;

                  (ii) The stockholders or the Board of Directors shall have approved any consolidation or merger of the Company in which (A) the Company is not the continuing or surviving corporation or (B) pursuant to which the holders of the Company's shares of common stock immediately prior to such merger or consolidation would not be the holders immediately after such merger or consolidation of at least 51% of the Voting Power of the Company;

                  (iii) The stockholders or the Board of Directors shall have approved any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company; or


                                       2.

                  (iv) The liquidation or dissolution of the Company or the Company ceasing to do business.

         4. TERM OF OPTION. The Option shall terminate ten (10) years from the date of this Agreement or, if the Employee owns as of the date hereof more than 10% of the total combined voting power of all classes of capital stock of the Company or an Affiliate, five (5) years from the date of this Agreement, but shall be subject to earlier termination as provided herein or in the Plan.

         If the Employee ceases to be an employee of the Company or of an Affiliate (for any reason other than the death or Disability of the Employee or termination by the Employee's employer for "cause" (as defined in the Plan), the Option may be exercised, if it has not previously terminated, within one (1) month after the date the Employee ceases to be an employee of the Company or an Affiliate, or within the originally prescribed term of the Option, whichever is earlier, but may not be exercised thereafter. In such event, the Option shall be exercisable only to the extent that the Option has become exercisable and is in effect at the date of such cessation of employment.

         Notwithstanding the foregoing, in the event of the Employee's death within one (1) month after the termination of employment, the Employee's legal representatives and/or any person or persons who acquired the Employee's rights to the Option by will or by the laws of descent and distribution may exercise the Option within one (1) year after the date of the Employee's death, but in no event after the date of expiration of the term of the Option.

         In the event the Employee's employment is terminated by the Employee's employer for "cause" (as defined in the Plan), the Employee's right to exercise any unexercised portion of this Option shall cease forthwith, and this Option shall thereupon terminate. Notwithstanding anything herein to the contrary, if subsequent to the Employee's termination as an employee, but prior to the exercise of the Option, the Board of Directors of the Company determines that, either prior or subsequent to the Employee's termination, the Employee engaged in conduct which would constitute "cause," then the Employee shall forthwith cease to have any right to exercise the Option and this Option shall thereupon terminate.

         In the event of the Disability of the Employee, as determined in accordance with the Plan, the Option shall be exercisable within one (1) year after the date of such Disability or, if earlier, the term originally prescribed by the Option. In such event, the Option shall be exercisable:

                  (a) To the extent exercisable but not exercised as of the date of Disability; and


                                       3.

                  (b) In the event rights to exercise the Option accrue periodically, to the extent of a pro rata portion of any additional rights as would have accrued had the Employee not become Disabled prior to the end of the accrual period which next ends following the date of Disability. The proration shall be based upon the number of days during the accrual period prior to the date of Disability.

         In the event of the death of the Employee while an employee of the Company or of an Affiliate, the Option shall be exercisable by the Employee's Survivors. In such event, the Option must be exercised, if at all, within one
(1) year after the date of death of the Employee or, if earlier, within the originally prescribed term of the Option. In such event, the Option shall be exercisable:

                  (x) To the extent exercisable but not exercised as of the date of death; and

                  (y) In the event rights to exercise the Option accrue periodically, to the extent of a pro rata portion of any additional rights to exercise the Option as would have accrued had the Employee not died prior to the end of the accrual period which next ends following the date of death. The proration shall be based upon the number of days during the accrual period prior to the Employee's death.

         5. METHOD OF EXERCISING OPTION. Subject to the terms and conditions of this Agreement, the Option may be exercised by written notice to the Company, at the principal executive office of the Company. Such notice shall state the election to exercise the Option and the number of Shares in respect of which it is being exercised, shall be signed by the person or persons so exercising the Option, and shall be in substantially the form attached hereto. Payment of the purchase price for such Shares shall be made in accordance with Paragraph 7 of the Plan. The Company shall deliver a certificate or certificates representing such Shares as soon as practicable after the notice shall be received, provided, however, that the Company may delay issuance of such Shares until completion of any action or obtaining of any consent, which the Company deems necessary under any applicable law (including, without limitation, state securities or "blue sky" laws). The certificate or certificates for the Shares as to which the Option shall have been so exercised shall be registered in the name of the person or persons so exercising the Option (or, if the Option shall be exercised by Employee and if Employee shall so request in the notice exercising the Option, shall be registered in the name of the Employee and another person jointly, with right of survivorship) and shall be delivered as provided above to or upon the written order of the person or persons exercising the Option. In the event the Option shall be exercised, pursuant to Paragraph 4 hereof, by any person or persons other than the Employee, such notice shall be accompanied by appropriate proof of the right of such person or persons to exercise the Option. All shares that shall be purchased upon the exercise of the Option as provided herein shall be fully paid and nonassessable.


                                       4.

         6. PARTIAL EXERCISE. Exercise of this Option to the extent above stated may be made in part at any time and from time to time within the above limits, except that no fractional share shall be issued pursuant to this Option.

         7. NON-ASSIGNABILITY. The Option shall not be transferable by the Employee otherwise than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act or the rules thereunder. Except as provided in the preceding sentence, the Option shall be exercisable, during the Employee's lifetime, only by the Employee and shall not be assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process. Any attempted transfer, assignment, pledge, hypothecation or other disposition of the Option or of any rights granted hereunder contrary to the provisions of this Paragraph 7, or the levy of any attachment or similar process upon the Option or such rights, shall be null and void.

         8. NO RIGHTS AS STOCKHOLDER UNTIL EXERCISE. The Employee shall have no rights as a stockholder with respect to Shares subject to this Agreement until a stock certificate therefor has been issued to the Employee and is fully paid for. Except as is expressly provided in the Plan with respect to certain changes in the capitalization of the Company, no adjustment shall be made for dividends or similar rights for which the record date is prior to the date such stock certificate is issued.

         9. CAPITAL CHANGES AND BUSINESS SUCCESSIONS. The Plan contains provisions covering the treatment of Options in a number of contingencies such as stock splits and mergers. Provisions in the Plan for adjustment with respect to stock subject to Options and the related provisions with respect to successors to the business of the Company are hereby made applicable hereunder and are incorporated herein by reference.

         10. TAXES. The Employee acknowledges that any income or other taxes due from him or her with respect to this Option or the Shares issuable pursuant to this Option shall be the Employee's responsibility.

         In the event of a Disqualifying Disposition (as defined in Paragraph 15 below) or if the Option is converted into a Non-Qualified Option and such Non-Qualified Option is exercised, the Company may withhold from the Employee's remuneration, if any, the appropriate amount of federal, state and local withholding attributable to such amount that is considered compensation includable in such person's gross income. At the Company's discretion, the amount required to be withheld may be withheld in cash from such remuneration, or in kind from the common stock otherwise deliverable to the Employee on exercise of the Option, provided, however, that with respect to persons subject to Section 16 of the Securities Exchange Act of 1934 (the "1934 Act") any such withholding arrangement shall be in compliance with any applicable provisions of Rule 16b-3 promulgated under Section 16 of the 1934 Act. The Participant further agrees that, if the Company does not

                                       5.

withhold an amount from the Participant's remuneration sufficient to satisfy the Company's income tax withholding obligation, the Participant will reimburse the Company on demand, in cash, for the amount underwithheld.

              11. PURCHASE FOR INVESTMENT. Unless the offering and sale of the Share to be issued upon the particular exercise of the Option shall have been effectively registered under the Securities Act of 1933, as now in force or hereafter amended (the "1933 Act"), and Company shall be under no obligation to issue the Shares covered by such exercise unless and until the following conditions have been fulfilled:

                  (a) The person(s) who exercise the Option shall warrant to the Company, at the time of such exercise, that such person(s) are acquiring such Shares for their own respective accounts, for investment, and not with a view to, or for sale in connection with, the distribution of any such Shares, in which event the person(s) acquiring such Shares shall be bound by the provisions of the following legend which shall be endorsed upon the certificate(s) evidencing the Shares issued pursuant to such exercise:

         "The shares represented by this certificate have been taken for investment and they may not be sold or otherwise transferred by any person, including a pledgee, unless (1) either (a) a Registration Statement with respect to such shares shall be effective under the Securities Act of 1933, as amended, or (b) the Company shall have received an opinion of counsel satisfactory to it that an exemption from registration under such Act is then available, and (2) there shall have been compliance with all applicable state securities laws"; and

                  (b) If the Company so requires, the Company shall have received an opinion of its counsel, that the Shares may be issued upon such particular exercise in compliance with the Act without registration thereunder. Without limiting the generality of the foregoing, the Company may delay issuance of the Shares until completion of any action or obtaining of any consent, which the Company deems necessary under any applicable law (including without limitation state securities or "blue sky" laws).

              12. RESTRICTIONS ON TRANSFER OF SHARES.

              12.1 The Shares acquired by the Employee pursuant to the exercise of the Option granted hereby shall not be transferred by the Employee except as permitted herein.

              12.2 In the event of the Employee's termination of employment by the Company, any parent or subsidiary of the Company, direct or indirect, or any subsidiary of the parent of the Company, Disability or death, the Company shall have the option, but not the obligation, to repurchase all or any part of the Shares issued pursuant to this Agreement (including, without limitation, Shares purchased after termination of employment, Disability

                                       6.

or death in accordance with Paragraph 4 hereof). In the event the Company does not, upon the death or Disability of the Employee or termination of his or her employment (as described above), exercise its option pursuant to this Paragraph 12.2, the restrictions set forth in the balance of this Agreement shall not thereby lapse, and the Employee for himself or herself, his or her heirs, legatees, executors, administrators and other successors in interest, agrees that the Shares shall remain subject to such restrictions. The following provisions shall apply to a repurchase under this Paragraph 12.2:

                  (i) The per share repurchase price of the Shares to be sold to the Company upon exercise of its option under this Paragraph 12.3 shall be equal to the Fair Market Value of each such Share determined in accordance with the Plan as of the date of termination, death or Disability.

                  (ii) The Company's option to repurchase the Employee's Shares in the event of termination of employment, death or Disability shall be valid for a period of six (6) months commencing with the date of such termination, death or Disability.

                  (iii) In the event the Company shall be entitled to and shall elect to exercise its option to repurchase the Employee's Shares under this Paragraph 12.2, the Company shall notify the Employee, or in case of death, his or her representative, in writing of its intent to repurchase the Shares. Such written notice may be mailed by the Company up to and including the last day of the time period provided for in Paragraph 12.2(ii) for exercise of the Company's option to repurchase.

                  (iv) The written notice to the Employee shall specify the address at, and the time and date on, which payment of the repurchase price is to be made (the "Closing"). The date specified shall not be less than ten (10) days nor more than sixty (60) days from the date of the mailing of the notice, and the Employee or his or her successor in interest with respect to the Shares shall have no further rights as the owner thereof from and after the date specified in the notice. At the Closing, the repurchase price shall be delivered to the Employee or his or her successor in interest and the Shares being purchased, duly endorsed for transfer, shall, to the extent that they are not then in the possession of the Company, be delivered to the Company by the Employee or his or her successor in interest.

         12.3 It shall be a condition precedent to the validity of any sale or other transfer of any Shares by the Employee that the following restrictions be complied with (except as hereinafter otherwise provided):

                  (i) No Shares owned by the Employee may be sold, pledged or otherwise transferred (including by gift or devise) to any person or entity, voluntarily, or by operation of law, except in accordance with the terms and conditions hereinafter set forth.


                                       7.

                  (ii) Before selling or otherwise transferring all or part of the Shares, the Employee shall give written notice of such intention to the Company which notice shall include the name of the proposed transferee, the proposed purchase price per share, the terms of payment of such purchase price and all other matters relating to such sale or transfer and shall be accompanied by a copy of the binding written agreement of the proposed transferee to purchase the Shares of the Employee. Such notice shall constitute a binding offer by the Employee to sell to the Company such number of the Shares then held by the Employee as are proposed to be sold in the notice at the monetary price per share designated in such notice, payable on the terms offered to the Employee by the proposed transferee (provided, however, that the Company shall not be required to meet any non-monetary terms of the proposed transfer, including, without limitation, delivery of other securities in exchange for the Shares proposed to be sold). The Company shall give written notice to the Employee as to whether such offer has been accepted in whole by the Company within sixty (60) days after its receipt of written notice from the Employee The Company may only accept such offer in whole and may not accept such offer in part. Such acceptance notice shall fix a time, location and date for the closing on such purchase ("Closing Date") which shall not be less than ten (10) nor more than sixty (60) days after the giving of the acceptance notice. The place for such closing shall be at the Company's principal office. At such closing, the Employee shall accept payment as set forth herein and shall deliver to the Company in exchange therefor certificates for the number of Shares stated in the notice accompanied by duly executed instruments of transfer.

                  (iii) If the Company shall fail to accept any such offer, the Employee shall be free to sell all, but not less than all, of the Shares set forth in his or her notice to the designated transferee at the price and terms designated in the Employee's notice provided that
         (i) such sale is consummated within six (6) months after the giving of notice by the Employee to the Company as aforesaid, and (ii) the transferee first agrees in writing to be bound by the provisions of this Paragraph 12 so that he or she shall thereafter only be permitted to sell or transfer the Shares in accordance with the terms hereof. After the expiration of such six (6) months, the provisions of this Paragraph 12.3 shall again apply with respect to any proposed voluntary transfer of the Employee's Shares.

         The restrictions on transfer contained in this Paragraph 12.3 shall not apply to (a) transfers by the Employee to the trustee or trustees of a trust revocable solely by him or her, (b) transfers by the Employee to his or her guardian or conservator, (c) or transfers by the Employee, in the event of his or her death, to his or her executor(s) or administrator(s) or to trustee(s) under his or her will (collectively, "Permitted Transferees"); provided, however, that in any such event the Shares so transferred in the hands of each such Permitted Transferee shall remain subject to this Agreement, and each such Permitted Transferee shall so acknowledge in writing as a condition precedent to the effectiveness of such transfer.

                                       8.

                  (iv) The provisions of this Paragraph 12.3 may be waived by the Company. Any such waiver may be unconditional or based upon such conditions as the Company may impose.

         12.4 In the event that the Employee or his or her successor in interest fails to deliver the Shares to be repurchased by the Company under this Agreement, the Company may elect (a) to establish a segregated account in the amount of the repurchase price, such account to be turned over to the Employee or his or her successor in interest upon delivery of such Shares, and (b) immediately to take such action as is appropriate to transfer record title of such Shares from the Employee to the Company and to treat the Employee and such Shares in all respects as if delivery of such Shares had been made as required by this Agreement. The Employee hereby irrevocably grants the Company a power of attorney which shall be coupled with an interest for the purpose of effectuating the preceding sentence.

         12.5 If the Company shall pay a stock dividend or declare a stock split on or with respect to any of its common capital stock, or otherwise distribute securities of the Company to the holders of its common capital stock, the number of shares of stock or other securities of the Company issued with respect to the Shares then subject to the restrictions contained in this Agreement shall be added to the Shares subject to the Company's rights to repurchase pursuant to this Agreement. If the Company shall distribute to its stockholders shares of stock of another corporation, the shares of stock of such other corporation, the shares of stock of such other corporation, distributed with respect to the Shares then subject to the restrictions contained in this Agreement, shall be added to the Shares subject to the Company's rights to repurchase pursuant to this Agreement.

         12.6 If the outstanding shares of common capital stock of the Company shall be subdivided into a greater number of shares or combined into a smaller number of shares, or in the event of a reclassification of the outstanding shares of common capital stock of the Company, or if the Company shall be a party to a merger, consolidation or capital reorganization, there shall be substituted for the Shares then subject to the restrictions contained in this Agreement such amount and kind of securities as are issued in such subdivision, combination, reclassification, merger, consolidation or capital reorganization in respect of the Shares subject immediately prior thereto to the Company's rights to repurchase pursuant to this Agreement.

         12.7 The Company shall not be required to transfer any Shares on its books which shall have been sold, assigned or otherwise transferred in violation of this Agreement or to treat as owner of such Shares, or to accord the right to vote as such owner or to pay dividends to, any person or organization to which any such Shares shall have been so sold, assigned or otherwise transferred, in violation of this Agreement.


                                       9.

         12.8 The provisions of Paragraph 12.3 shall terminate upon the effective date of the registration of the Shares pursuant to the Securities Exchange Act of 1934.

         12.9 All certificates representing the Shares to be issued to the Employee pursuant to this Agreement shall have endorsed thereon a legend substantially as follows: "The shares represented by this certificate are subject to restrictions set forth in an Incentive Stock Option Agreement dated as of April 29, 1996 with this Company, a copy of which Agreement is available for inspection at the offices of the Company or will be made available upon request."

         13. NO OBLIGATION TO EMPLOY. The Company is not by the Plan or this Option obligated to continue the Employee as an employee of the Company.

         14. OPTION IS AN ISO. The parties each intend that the Option be an ISO so that the Employee (or the Employee's Survivors) may qualify for the favorable tax treatment provided to holders of Options that meet the standards of Code
Section 422. Any provision of this Agreement or the Plan which conflicts with the Code so that this Option would not be deemed an ISO is null and void and any ambiguities shall be resolved so that the Option qualifies as an ISO. Nonetheless, if the Option is determined not to be an ISO, the Employee understands that the Company and any Affiliates are not responsible to compensate him or her or otherwise make up for the treatment of the Option as a Non-qualified Option and not as an ISO. The Employee should consult with the Employee's own tax advisors regarding the tax effects of the Option and the requirements necessary to obtain favorable tax treatment under Section 422 of the Code, including, but not limited to, holding period requirements.

         15. NOTICE TO COMPANY OF DISQUALIFYING DISPOSITION. The Employee agrees to notify the Company in writing immediately after the Employee makes a Disqualifying Disposition of any of the Shares acquired pursuant to the exercise of the Option. A Disqualifying Disposition is defined in Section 424(c) of the Code and includes any disposition (including any sale) of such Shares before the later of (a) two years after the date the Employee was granted the Option or (b) one year after the date the Employee acquired Shares by exercising the Option, except as otherwise provided in Section 424(c) of the Code. If the Employee has died before the Shares are sold, these holding period requirements do not apply and no Disqualifying Disposition can occur thereafter.

         16. NOTICES. Any notices required or permitted by the terms of this Agreement or the Plan shall be given by recognized courier service, facsimile, registered or certified mail, return receipt required, addressed as follows:

         To the Company:                 Nashoba Networks Inc.
                                         9 Goldsmith Street
                                         Littleton, MA  01460
                                         Attn:  Nick Grewal, President



                                       10.

                  To the Employee:   __________________
                                     __________________
                                     __________________


or to such other address or addresses of which notice in the same manner has previously been given. Any such notice shall be deemed to have been given upon the earlier of receipt, one business day following delivery to a recognized courier service or three business days following mailing by registered or certified mail.

         17. GOVERNING LAW. This Agreement shall be construed and enforced in accordance with the law of the Commonwealth of Massachusetts.

         18. BENEFIT OF AGREEMENT. Subject to the provisions of the Plan and the other provisions hereof, this Agreement shall be for the benefit of and shall be binding upon the heirs, executors, administrators, successors and assigns of the parties hereto.

         19. ENTIRE AGREEMENT. This Agreement, together with the Plan, embodies the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings relating to the subject matter hereof. No statement, representation, warranty, covenant or agreement not expressly set forth in this Agreement shall affect or be used to interpret, change or restrict, the express terms and provision of this Agreement, provided, however, in any event, this Agreement shall be subject to and governed by the Plan.

         20. MODIFICATIONS AND AMENDMENTS. The terms and provision of this Agreement may be modified or amended as provided by the Plan.

         21. WAIVERS AND CONSENTS. The terms and provisions of this Agreement may be waived, or consent for the departure therefrom granted, only by written document executed by the party entitled to the benefits of such terms or provisions. No such waiver or consent shall be deemed to be or shall constitute a waiver or consent with respect to any other terms or provisions of this Agreement, whether or not similar. Each such waiver or consent shall be effective only in the specific instance and for the purpose for which it was given, and shall not constitute a continuing waiver or consent.

         22. HOLDING PERIOD APPLICABLE TO PERSONS SUBJECT TO SECTION 16 OF THE SECURITIES EXCHANGE ACT OF 1934. If the Employee to whom the Option has been granted pursuant to this Agreement is subject to Section 16 of the 1934 Act,
Section 16 requires that at least six (6) months must elapse from the date of grant of the Option to the date of disposition of the Shares.


                                       11.

         IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer, and the Employee has hereunto set his or her hand, all as of the date and year first above written.

                                       NASHOBA NETWORKS INC.



                                       By:
                                          -------------------------------
                                       Name:   William H. Voorheis
                                       Title:  Vice President, Operations


                                       EMPLOYEE



                                       ----------------------------------
                                       [Type in name of employee here]



                                       12.

                  NOTICE OF EXERCISE OF INCENTIVE STOCK OPTION
                          [FORM FOR PRIVATE COMPANIES]


To:  Nashoba Networks Inc.

Ladies and Gentlemen:

         I hereby exercise my Incentive Stock Option to purchase _________shares (the "Shares") of the common stock, $.01 par value, of Nashoba Networks Inc. (the "Company"), at the exercise price of $3.00 per share, pursuant to and subject to the terms of that certain Incentive Stock Option Agreement between
the undersigned and the Company dated as of             , 199 .

         I am aware that the Shares have not been registered under the Securities Act of 1933, as amended (the "1933 Act"), or any state securities laws. I understand that the reliance by the Company on exemptions under the 1933 Act is predicated in part upon the truth and accuracy of the statements by me in this Notice of Exercise.

         I hereby represent and warrant that (1) I have been furnished with all information which I deem necessary to evaluate the merits and risks of the purchase of the Shares; (2) I have had the opportunity to ask questions concerning the Shares and the Company and all questions posed have been answered to my satisfaction; (3) I have been given the opportunity to obtain any additional information I deem necessary to verify the accuracy of any information obtained concerning the Shares and the Company; and (4) I have such knowledge and experience in financial and business matters that I am able to evaluate the merits and risks of purchasing the Shares and to make an informal investment decision relating thereto.

         I hereby represent and warrant that I am purchasing the Shares for my own personal account for investment and not with a view to the sale or distribution of all or any part of the Shares. I understand that because the Shares have not been registered under the 1933 Act, I must continue to bear the economic risk of the investment for an indefinite time and the Shares cannot be sold unless the Shares are subsequently registered under applicable federal and state securities laws or an exemption from such registration requirements is available.

         I agree that I will in no event sell or distribute or otherwise dispose of all or any part of the Shares unless (1) there is an effective registration statement under the 1933 Act and applicable state securities laws covering any such transaction involving the Shares or (2) the Company receives an opinion of my legal counsel (concurred in by legal counsel for the Company) stating that such transaction is exempt from registration or the Company otherwise satisfies itself that such transaction is exempt from registration.

         I consent to the placing of a legend on my certificate for the Shares stating that the Shares have not been registered and setting forth the restriction on transfer contemplated hereby and to the placing of a stop transfer order on the books of the Company and with any transfer agents against the Shares until the Shares may be legally resold or distributed without restriction.

         I understand that at the present time Rule 144 of the Securities and Exchange Commission (the "SEC") may not be relied on for the resale or distribution of the Shares by me. I understand that the Company has no obligation to me to register the sale of the Shares with the SEC and has not represented to me that it will register the sale of the Shares.

         I understand the terms and restrictions on the right to dispose of the Shares set forth in the 1995 Employee, Director and Consultant Stock Option Plan and the Incentive Stock Option Agreement which I have carefully reviewed. I consent to the placing of a legend on my certificate for the Shares referring to such restriction and the placing of stop transfer orders until the Shares may be transferred in accordance with the terms of such restrictions.

         I have considered the Federal, state and local income tax implications of the exercise of my Option and the purchase and subsequent sale of the Shares.

         I am paying the option exercise price for the Shares as follows:

         Pleases issue the stock certificate for the Shares (check one):

         __________ to me

         __________ to me and ___________________ as joint tenants with right of survivorship and mail the certificate to me at the following address:

________________________________________________________________________________

My mailing address (if different from the above address) for shareholder communication is:

________________________________________________________________________________

                                          Very truly yours,



______________________________            ______________________________________
Date                                      Employee (signature)



______________________________            ______________________________________
Social Security Number                    Print Name



                                       2.